UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 31, 1997

COMMISSION        REGISTRANT, STATE OF INCORPORATION,         I.R.S. EMPLOYER
FILE NUMBER         ADDRESS AND TELEPHONE NUMBER             IDENTIFICATION NO.


1-1443            CENTRAL AND SOUTH WEST CORPORATION             51-0007707
                  (A Delaware Corporation)
                  1616 Woodall Rodgers Freeway
                  Dallas, TX 75202-1234
                  (214) 777-1000


0-346             CENTRAL POWER AND LIGHT COMPANY                74-0550600
                  (A Texas Corporation)
                  539 North Carancahua Street
                  Corpus Christi, TX 78401-2802
                  (512) 881-5300











          This Combined Form 8-K is separately filed by Central and South West Corporation and Central Power and Light Company. Information contained herein relating to an individual company is filed by such company on its own behalf. Each company makes no representation as to information relating to the other company.


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ITEM 5. OTHER EVENTS

CENTRAL POWER AND LIGHT COMPANY (CPL OR COMPANY)
REGULATORY MATTERS

RECENT DEVELOPMENTS
On March 31, 1997, the Public Utility Commission of Texas (Texas Commission) issued its final order in CPL's Rate Review Docket No. 14965. The Texas Commission's order lowers the annual base rates of CPL by approximately $30 million, or approximately 3.5%, from CPL's existing rate level prior to the Company's May 1996 implementation of bonded rates subject to refund pending the Texas Commission's final order. As previously reported, CPL had originally sought to increase its annual retail base rates by $71 million in this rate proceeding. CPL intends to file a motion for rehearing and may take other legal steps in response to the Texas Commission's order. If the Texas Commission's final order is ultimately implemented, CPL and CSW could experience a material adverse effect on their results of operations.

CSW has recently issued four separate press releases with respect to CPL's rate proceeding. These four press releases are attached as Exhibits 99.1, 99.2, 99.3 and 99.4.

    Exhibit 99.1: CSW Voices Displeasure Over PUCT Commissioners' Statements
                  (March 6, 1997)
    Exhibit 99.2: PUCT Staff Releases Analysis in Central Power and Light
                  Company Case (March 24, 1997)
    Exhibit 99.3: PUCT Expected to Order Rate Decrease for Central Power and
                  Light Company (March 26, 1997)
    Exhibit 99.4: PUCT Orders Rate Decrease for Central Power and Light Company
                  (March 31, 1997)

BACKGROUND INFORMATION
For background information and earlier developments related to CPL's regulatory proceeding, reference is made to CSW and CPL's 1996 Combined Annual Report on Form 10-K.




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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature for each undersigned registrant shall be deemed to relate only to matters having reference to such registrant or its subsidiaries.



                                 CENTRAL AND SOUTH WEST CORPORATION

Date:  April 2, 1997

                                 By:  /S/LAWRENCE B. CONNORS
                                         Lawrence B. Connors
                                         Controller




                                 CENTRAL POWER AND LIGHT COMPANY

Date:  April 2, 1997

                                 By:  /S/R. RUSSELL DAVIS
                                         R. Russell Davis
                                         Controller